UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

2021 Revolving Credit and Term Loan Agreement

On February 27, 2024 (the “Effective Date”), Waste Connections, Inc., a corporation organized under the laws of Ontario, Canada (the “Company”), used a portion of the proceeds from borrowings under the Revolving Credit Agreement (as defined and described in Item 2.03 below) to (i) prepay the amounts outstanding under that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “2021 Revolving and Term Credit Agreement”), among the Company, as borrower, Bank of America, N.A., acting through its Canada Branch, as the global agent, the swing line lender and an L/C issuer, Bank of America, N.A., as the U.S. Agent and an L/C issuer, and the lenders and any other financial institutions from time to time party thereto and (ii) terminate the 2021 Revolving and Term Credit Agreement and the loan documents associated therewith.

2022 Term Loan Agreement

On the Effective Date, the Company used a portion of the proceeds from borrowings under the Revolving Credit Agreement to (i) prepay the amounts outstanding under that certain Term Loan Agreement, dated as of October 31, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “2022 Term Credit Agreement”), among the Company, as borrower, Bank of America, N.A., as administrative agent, and the lenders and any other financial institutions from time to time party thereto and (ii) terminate the 2022 Term Credit Agreement and the loan documents associated therewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company entered into a new financing agreement, as described herein. All references herein to “dollars” or “$” are to U.S. dollars and references to C$ are to Canadian dollars.

Revolving Credit Agreement

On the Effective Date, the Company, as borrower, Bank of America, N.A., acting through its Canada Branch, as the global agent, the swing line lender, and an L/C issuer, Bank of America, N.A., as the U.S. agent and an L/C issuer, and the other lenders from time to time party thereto (the “Lenders”) entered into that certain Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), pursuant to which the Lenders made loans and other credit extensions to the Company under a revolving credit facility. The Company intends to use substantially all of the proceeds of the borrowings under the Revolving Credit Agreement (i) to repay certain outstanding indebtedness under other credit facilities, (ii) to finance acquisitions, dividends or other equity distributions, in each case as permitted thereunder, (iii) for capital expenditures, working capital and payment of certain transaction fees, costs and expenses and (iv) other lawful corporate purposes.

Pursuant to the terms and conditions of the Revolving Credit Agreement, the Lenders committed to provide the revolving credit facility as set forth above. The Revolving Credit Agreement (i) has a five year term from the Effective Date (subject to certain extension mechanics therein by which the Company may request two additional one-year maturity date extensions), (ii) provides for revolving advances up to an aggregate principal amount of $3.0 billion at any one time outstanding (subject to satisfaction of certain conditions at the time advances are made) and (iii) provides for, at the Company’s discretion, flexibility for an uncommitted upsize of the aggregate principal amount by up to $1.0 billion (to an aggregate principal amount of up to $4.0 billion). The Revolving Credit Agreement provides for letters of credit in an aggregate amount not to exceed $320 million and swing line loans in an aggregate amount not to exceed $100 million, in each case, to be issued at the request of the Company subject to the terms therein and with such sublimits included in the aggregate commitments of the credit facility.

Advances are available under the Revolving Credit Agreement in U.S. dollars and Canadian dollars. Interest accrues on revolving advances, at the Company’s option, (i) at a term SOFR rate or a base rate for U.S. dollar borrowings, plus an applicable margin, and (ii) at a term CORRA rate or at the Canadian prime rate for Canadian dollar borrowings, plus an applicable margin. Interest for term SOFR loans has a credit spread adjustment of 0.10% (10.0 basis points) for all applicable interest periods and interest for term CORRA loans has a credit spread adjustment of 0.29547% (29.547 basis points) for an interest period of one month’s duration and 0.32138% (32.138 basis points) for an interest period of three months’ duration. Fees for letters of credit in U.S. dollars and Canadian dollars are also based on the applicable margin. The applicable margin used in connection with interest rates and fees is based on the debt rating of the Company’s public non-credit-enhanced, senior unsecured long-term debt (the “Debt Rating”). The applicable margin for term SOFR loans, term CORRA loans and letter of credit fees ranges from 0.750% to 1.250%, and the applicable margin for U.S. base rate loans, Canadian prime rate loans and swing line loans ranges from 0.00% to 0.250%. The Company will also pay a commitment fee based on the Debt Rating on the actual daily unused amount of the aggregate revolving commitments ranging from 0.065% to 0.150%.

Borrowings under the Revolving Credit Agreement are unsecured and there are no subsidiary guarantors under the Revolving Credit Agreement. The Revolving Credit Agreement contains customary representations, warranties, covenants and events of default, including, among others, a change of control event of default and limitations on the incurrence of indebtedness and liens, new lines of business, mergers, transactions with affiliates and burdensome agreements. During the continuance of an event of default, the Lenders may take a number of actions, including, among others, declaring the entire amount then outstanding under the Revolving Credit Agreement to be due and payable.

The Revolving Credit Agreement includes a financial covenant limiting, as of the last day of each fiscal quarter, the ratio of (a) Consolidated Total Funded Debt (as defined in the Revolving Credit Agreement) as of such date to (b) Consolidated EBITDA (as defined in the Revolving Credit Agreement), measured for the preceding 12 months, to not more than 3.75 to 1.00 (or 4.25 to 1.00 during material acquisition periods, subject to certain limitations).

The above references to and description of the Revolving Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Revolving Credit Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Revolving Credit Agreement, dated as of February 27, 2024.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024	WASTE CONNECTIONS, INC.

	By:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer